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                          SUPPLEMENTAL TRUST INDENTURE

                 RELEASING AND DISCHARGING THE TRUST INDENTURE
                             DATED FEBRUARY 1, 1945
                                      FROM

                       OKLAHOMA GAS AND ELECTRIC COMPANY

                                       TO

                                  THE BANK OF

                                    NEW YORK

                                    TRUSTEE

                                   ---------

                           DATED AS OF APRIL 6, 1998

                                   ---------

                        SUPPLEMENTAL TO TRUST INDENTURE

                             DATED FEBRUARY 1, 1945

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
                               TABLE OF CONTENTS

                                 --------------

                                                                            PAGE
Parties...................................................................     1
Recitals..................................................................     1

                               ARTICLE I.
  RELEASE AND TERMINATION STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE
SECTION 1.01 --       Names and addresses of debtor and secured party.....     3
SECTION 1.02 --       Recording data for Original Indenture and prior
                      Supplemental Indentures.............................     3
SECTION 1.03 --       Grant of property in Original Indenture.............     3
SECTION 1.04 --       No First Mortgage Bonds outstanding.................     4
SECTION 1.05 --       Release and discharge of lien of Indenture..........     4

                               ARTICLE II.
                             MISCELLANEOUS

SECTION 2.01 --       Recitals of fact, except  as stated, are  statements
                      of the Company......................................     4
SECTION 2.02 --       Supplemental Trust Indenture to be construed as a
                      part of the Original Indenture......................     4
SECTION 2.03 -- (a)   Trust Indenture Act to control......................     4
                (b)   Severability of provisions contained in Supplemental
                      Trust Indenture and bonds...........................     4
SECTION 2.04 --       Word "Indenture" as used herein includes in its
                      meaning the Original Indenture and all indentures
                      supplemental thereto................................     4
SECTION 2.05 --       References to either party in Supplemental Trust
                      Indenture include successors or assigns.............     4
SECTION 2.06 -- (a)   Provision for execution in counterparts.............     4
                (b)   Table  of Contents and descriptive headings of
                      Articles not to affect meaning......................     4
SCHEDULE A................................................................   A-1

    SUPPLEMENTAL TRUST INDENTURE, made as of the 6th day of April, 1998 by and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized under the laws of the Territory of Oklahoma and existing under and by virtue of the laws of the State of Oklahoma, having its principal office in the City of Oklahoma City, in said State of Oklahoma (hereinafter sometimes called the "Company"), the party of the first part, and The Bank of New York, a New York banking corporation, having its principal office in the City of New York City, in the State of New York, as Trustee, party of the second part:

                                  WITNESSETH:

    WHEREAS, the Company has heretofore executed and delivered its Trust Indenture (hereinafter referred to as the "Original Indenture"), made as of February 1, 1945, whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the trustee under said indenture and to its respective successors in trust (herein the "Trustee"), all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the Original Indenture, to be held by said Trustee and its respective successors in trust in accordance with the provisions of the Original Indenture for the equal pro rata benefit and security of all and each of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

    WHEREAS, The First National Bank and Trust Company of Oklahoma City was formerly the Trustee under the Original Indenture as supplemented; and

    WHEREAS, pursuant to Article XVI of the Original Indenture, The Bank of New York has succeeded The First National Bank and Trust Company of Oklahoma City as Trustee under the Original Indenture, as supplemented; and

    WHEREAS, the Company has heretofore issued in accordance with the provisions of the Original Indenture, bonds of a series designated "First Mortgage Bonds, Series due February 1, 1975," bearing interest at the rate of 2 3/4% per annum, which were paid at maturity and are no longer outstanding; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the Original Indenture and of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Original Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

               DATE OF
     SUPPLEMENTAL TRUST INDENTURE                       DESIGNATION OF SERIES
--------------------------------------  ------------------------------------------------------
December 1, 1948......................  Series due December 1, 1978 (redeemed)
June 1, 1949..........................  Series due June 1, 1979 (paid at maturity)
May 1, 1950...........................  Series due May 1, 1980 (paid at maturity)
March 1, 1952.........................  Series due March 1, 1982 (paid at maturity)
June 1, 1955..........................  Series due June 1, 1985 (paid at maturity)
January 1, 1957.......................  Series due January 1, 1987 (paid at maturity)
June 1, 1958..........................  Series due June 1, 1988 (paid at maturity)
March 1, 1963.........................  Series due March 1, 1993 (paid at maturity)
March 1, 1965.........................  Series due March 1, 1995 (paid at maturity)
January 1, 1967.......................  Series due January 1, 1997 (paid at maturity)
January 1, 1968.......................  Series due January 1, 1998 (paid at maturity)
January 1, 1969.......................  Series due January 1, 1999 (redeemed)
January 1, 1970.......................  Series due January 1, 2000 (redeemed)
January 1, 1972.......................  Series due January 1, 2002 (redeemed)
January 1, 1974.......................  Series due January 1, 2004 (redeemed)
January 1, 1975.......................  Series due January 1, 2005 (redeemed)
January 1, 1976.......................  Series due January 1, 2006 (redeemed)
January 1, 1977.......................  Series due January 1, 2007 (redeemed)
November 1, 1977......................  Series due November 1, 2007 (redeemed)
December 1, 1977......................  Pollution Control Series A (redeemed)
February 1, 1980......................  Series due February 5, 2000 (redeemed)
April 15, 1982........................  Pollution Control Series B (redeemed)
August 15, 1986.......................  Series due August 15, 2016 (redeemed)
March 1, 1987.........................  Pollution Control Series C (redeemed)
November 15, 1990.....................  Series due December 1, 2020 (redeemed)
October 1, 1995.......................  Senior Note Series A and Senior Note Series B
                                        (redeemed)
July 1, 1997..........................  Senior Note Series C and Senior Note Series D
                                        (redeemed); and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Trust Indenture, dated September 14, 1976, and a Supplemental Trust Indenture, dated December 9, 1991, setting forth duly adopted modifications and alterations to the Original Indenture and all Supplemental Trust Indentures thereto; and

    WHEREAS, there are no First Mortgage Bonds outstanding, all such First Mortgage Bonds issued under the Indenture having been paid at maturity, redeemed or otherwise discharged and all indebtedness secured hereby has been paid;

    WHEREAS, Section 17.01 of the Indenture provides that the Trustee shall, at the request of the Company, cancel and discharge the lien of the Indenture, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured by the Indenture shall have been paid;

    WHEREAS, the Company is desirous of having the lien of the Indenture canceled and discharged, and having the mortgaged and pledged property reconveyed and transferred to the Company;

    WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors of the Company;

    Now, THEREFORE, THIS INDENTURE WITNESSETH:

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    Oklahoma Gas and Electric Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with The Bank of New York, as Trustee, as follows:

                                   ARTICLE I.

  RELEASE AND TERMINATION STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

    SECTION 1.01. The name and address of the debtor and secured party are set forth below:

        Debtor: Oklahoma Gas and Electric Company
                101 North Robinson
                Oklahoma City, Oklahoma 73101-3405

        Secured Party: The Bank of New York, Trustee
                       101 Barclay Street
                       New York, New York

    SECTION 1.02. The Original Indenture and the Supplemental Indentures as set forth below were filed and recorded in each and every County in the States of Oklahoma and Arkansas in which the Company has property:

Original Indenture                             Supplemental Indenture
  Dated February 1, 1945                         Dated March 1, 1952

Supplemental Indenture                         Supplemental Indenture
  Dated December 1, 1948                         Dated June 1, 1955

Supplemental Indenture                         Supplemental Indenture
  Dated June 1, 1949                             Dated January 1, 1957

Supplemental Indenture                         Supplemental Indenture
  Dated May 1, 1950                              Dated June 1, 1958

                         Supplemental Indenture
                          Dated March 1, 1963.

The Supplemental Indenture dated March 1, 1965, the Supplemental Indenture dated January 1, 1967, the Supplemental Indenture dated January 1, 1968, the Supplemental Indenture dated January 1, 1969, the Supplemental Indenture dated January 1, 1970, the Supplemental Indenture dated January 1, 1972, the Supplemental Indenture dated January 1, 1974, the Supplemental Indenture dated January 1, 1975, the Supplemental Indenture dated January 1, 1976, the Supplemental Indenture dated September 14, 1976, the Supplemental Indenture dated January 1, 1977, the Supplemental Indenture dated November 1, 1977, the Supplemental Indenture dated December 1, 1977, the Supplemental Indenture dated February 1, 1980, the Supplemental Indenture dated April 15, 1982, the Supplemental Indenture dated August 15, 1986, the Supplemental Indenture dated March 1, 1987, the Supplemental Indenture dated November 15, 1990, the Supplemental Indenture dated December 9, 1991, the Supplemental Indenture dated October 1, 1995, and the Supplemental Indenture dated July 1, 1997, respectively, were each filed as a Public Service Mortgage and recorded as a Real Estate Mortgage with the Secretary of State of the State of Oklahoma at Oklahoma City and were each filed and recorded in each and every county in the State of Arkansas in which the Company has property and were filed with the Secretary of State of the State of Arkansas.

    SECTION 1.03 Pursuant to the Original Indenture and the Supplemental Indentures described in Section 1.02, the Company conveyed, assigned and mortgaged to the Trustee, upon the Trusts set out in the Indenture, all of the property of the Company whether owned at the time of execution of said Original Indenture or thereafter acquired or to be acquired, except as in said Original Indenture excepted.

    SECTION 1.04 There are no outstanding obligations of the debtor secured or presently to be secured by the Original Indenture and Supplemental Indentures. All indebtedness of the debtor secured by the Original Indenture and the Supplemental Indentures has been paid and the Company has duly complied with all the requirements set forth in the Original Indenture and the Supplemental Indenture that are necessary to discharge and cancel the lien of the Indenture.

    SECTION 1.05 The Trustee does hereby remise, release, and quit-claim unto the Company, its successors and assigns, all right, title and interest vested in it as Trustee under and by virtue of said Original Indenture and said Supplemental Trust Indentures, in and to all property, real, personal and mixed, in which the Trustee, by virtue of the Original Indenture or any Supplemental Indenture, has any interest, including without limitation the property described in Schedule A attached hereto, and the Trustee does hereby cancel and discharge the lien of the Indenture.

                                  ARTICLE II.

                                 MISCELLANEOUS

    SECTION 2.01. The recitals of fact herein shall be taken as statements of the Company and shall not be construed as made by the Trustee.

    SECTION 2.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

    SECTION 2.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

    (b) In case of any one or more of the provisions contained in this Supplemental Trust Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

    SECTION 2.04. Wherever in this Supplemental Trust Indenture the word "Indenture" is used without either prefix, "Original" or "Supplemental," such word was used intentionally to include in its meaning both the Original Indenture and all indentures supplemental thereto.

    SECTION 2.05. Whenever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 2.06. (a) This Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and The Bank of New York, a New York banking corporation, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President, Vice President or Assistant Vice President, and attested by a Vice President, for and in its behalf, all done this 9th day of April, A.D. 1998.

                                          OKLAHOMA GAS AND ELECTRIC COMPANY

                                              BY /s/ A.M. STRECKER
                                              ----------------------------------
                                                A.M. Strecker, EXECUTIVE VICE
                                              PRESIDENT.
(CORPORATE SEAL)
ATTEST:

/s/ IRMA B. ELLIOTT
------------------------------------
Irma B. Elliott, SECRETARY.

Executed by Oklahoma Gas and
Electric Company in presence of:

/s/ SUSIE WHITE
------------------------------------
Susie White

/s/ GERTRUDE A. WHALEY
------------------------------------
Gertrude A. Whaley, WITNESSES.
                                          THE BANK OF NEW YORK

                                              BY /s/ VAN K. BROWN
                                              ----------------------------------
                                                Van K. Brown, ASSISTANT VICE
                                              PRESIDENT.
(CORPORATE SEAL)
ATTEST:

/s/ WALTER GITLIN
------------------------------------
Walter Gitlin, VICE PRESIDENT.

STATE OF OKLAHOMA.
                       SS:

COUNTY OF OKLAHOMA.

    Before me, a Notary Public in and for said County and State, on this 9th day of April, 1998, personally appeared A.M. Strecker, to me known to be the identical person who subscribed the name of Oklahoma Gas and Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                   /s/ JIMMYE COACHMAN
                                             -------------------------------
                                             Jimmye Coachman, NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires:
May 10, 1998

STATE OF NEW YORK.
                       SS:

COUNTY OF NEW YORK.

    Before me, a Notary Public in and for said County and State, on this 9th day of April, 1998, personally appeared Van K. Brown, to me known to be the identical person who subscribed the name of The Bank of New York, one of the makers thereof, to the foregoing instrument as its Assistant Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such national banking association for the uses and purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                     /s/ BILL CASSELS
                                                ----------------------------
                                               Bill Cassels, NOTARY PUBLIC.

(NOTARIAL SEAL)
My Commission Expires:
May 16, 1998